EXHIBIT 4.1
                                                                     -----------


NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR CANADIAN PROVINCE, OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                             SEMOTUS SOLUTIONS, INC.

               Incorporated Under the Laws of the State of Nevada

                                                     ____ Common Stock
                                                     Purchase Warrants

                          CERTIFICATE FOR COMMON STOCK
                                PURCHASE WARRANTS


     1. Warrants. This Warrant Certificate certifies that ___________, or registered assigns (the "Holder"), is the registered owner of the above-indicated number of Warrants expiring on June 23, 2015 ("Expiration Date"). One (1) Warrant entitles the Holder to purchase one share of common stock, $.01 par value ("Share"), from Semotus Solutions, Inc., a Nevada corporation ("Company"), at a purchase price of $0.39 per share ("Exercise Price"), commencing June 23, 2005, and terminating or expiring according to
Section 4 or upon surrender of this Warrant Certificate with the exercise form hereon (or the Warrant Conversion Form in the case of a warrant conversion pursuant to Section 3(b) below) duly completed and executed with payment of the Exercise Price at the offices of the Company, 16400 Lark Ave., Suite 230, Los Gatos, CA 95032.

     2. Transfer of Warrants. The Warrants represented by this Warrant Certificate shall not be transferable except upon the death of the Holder and then only to the estate of the Holder or pursuant to the Holder's will or the applicable laws of descent and distribution.

     3.   (a) Exercise of Warrant. The Warrant may be exercised in whole or in part in accordance with the vesting schedule set forth below, on or before the Expiration Date or Termination Date upon surrender of the Warrant in conjunction with Form of Election to Purchase and the payment at the Exercise Price stipulated above. If the Warrant is exercised in part, then the Holder shall be entitled to receive a new Warrant covering the remaining number of Warrant Shares not exercised.

          (b) Vesting Schedule. The Employee will have the right, but not the obligation, to exercise the Option shares for an amount equivalent to the Exercise Price in accordance with the following schedule:

     Twenty Five Percent (25%) of the Shares covered by the Warrant shall vest immediately on the Grant Date, twenty five percent (25%) of the Shares covered by the Warrant shall vest after the first six months from the Grant Date, and 50% of the Shares covered by the Warrant shall vest on the first annual anniversary of the Grant Date.

          (c) Acceleration of Vesting Schedule. If the Holder's employment is terminated by the Company for any reason other than for Cause, then the vesting schedule as set forth above in Section 3(b) shall accelerate so that 100% of the Shares covered by the Warrant shall be vested on

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     the Holder's Termination Date. As used herein, "Cause" shall mean (a) a breach by the Holder of a covenant contained in the Holder's offer letter or confidentiality agreement; (b) willful misconduct or the habitual neglect of duties or gross misconduct materially injurious to the Parent or the Company; (c) a charge of any felony, a misdemeanor or a crime materially affecting the Company or Parent; (d) insubordination or continued failure to perform in a professional manner; or (e) the continued and habitual use of narcotics or alcohol to an extent which materially impairs the performance of duties.

          (c) Conversion Right. In addition to and without limiting the rights of the Warrantholder under the terms of the Warrant, the Holder shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into Shares as provided in this Section 3 at any time or from time to time prior to its expiration. ) Upon exercise of the Conversion Right with respect to a particular number of Warrants (the "Converted Warrants"), the Company shall deliver to the Holder, without payment by the Holder of any Exercise Price or any cash or other consideration, that number of Shares computed using the following formula:

     X       =    Y(A-B)
                  ------
                     A

     Where:  X =  the number of Shares and/or Warrants to be issued to the
     -----        Holder;

             Y = the number of Shares and/or Warrants to be converted under this Warrant;

             A =  the Current Market Price of one share of Common Stock; and

             B =  the Share Exercise Price.

     4. Termination and Expiration of Warrants.

          (a) Expiration of Warrant. No Warrant may be exercised or converted after 5:00 p.m. Pacific Time on the Expiration Date and any Warrant not exercised or converted by such time shall become void, unless the Expiration Date of this Warrant is extended by the Company.

          (b) Termination of Warrant. Except as provided below in this Section, this Warrant shall terminate and may not be exercised if the Holder ceases to be employed by the Company or any Parent or Subsidiary of the Company. The Holder shall be considered to be employed by the Company for all purposes under this Warrant if the Holder is an officer or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the board of directors of the Company determines that the Holder is rendering substantial services as a part-time employee, consultant or adviser to the Company or any Parent, Subsidiary or Affiliate of the Company. The board of directors of the Company shall have discretion to determine whether the Holder has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the "Termination Date").

          (i) Death. If the Holder's employment is terminated by death, the Holder's estate shall have the right, for a period of six (6) months following the date of the Holder's death, to exercise this Warrant to the extent it was exercisable by the Holder on the date of death. The Holder's estate shall mean the Holder's legal representative upon death or any person who acquires the right to exercise this Warrant by reason of such death under the Holder's will or the laws of intestate succession.

          (ii) Disability. If The Holder's employment is terminated because of a permanent and total disability (as defined in the Internal Revenue Code
     Section 22(e)(3)), The Holder or the Holder's estate may, within six (6) months following such termination, exercise this Warrant to the extent it was exercisable by the Holder on the date of such termination.

          (iii) Other Termination. If the Holder's employment is terminated for any reason other than those provided in Subsections (i) and (ii) above, the Holder may, within one (1) month following such termination, exercise this Warrant to the extent it was exercisable by the Holder on the date of such termination. This Warrant shall terminate upon the expiration of such one
     (1) month period.

          (c) Transfer to Related Corporation. In the event the Holder leaves the employ of the Company to become an employee of any Parent or Subsidiary or if the Holder leaves the employ of any such Parent or Subsidiary to become an employee of the Company or of another Parent or Subsidiary, the Holder shall be deemed to continue as an employee of the Company for all purposes of this Agreement.

          (d) No Right to Employment. Nothing in this Warrant shall confer on the Holder any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Holder's employment or other relationship at any time, in accordance with the Holder's offer letter.

     5. Adjustment of Exercise Price. After each adjustment of the Exercise Price pursuant to this paragraph 5, the number of shares of Common Stock purchasable on the exercise of each Warrant shall be the number derived by dividing such adjusted pertinent Exercise Price into the original pertinent Exercise Price. The pertinent Exercise Price shall be subject to adjustment as follows:

          In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Exercise Price per share of Common Stock purchasable pursuant to the Warrants in effect at the time of such action shall be reduced proportionately and the number of shares purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price per share purchasable pursuant to the Warrants in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable on the conversion thereof.

     6. Adjustments for Reorganization, Consolidation, Merger, or Sale of Assets. If at any time while the Warrant, or any portion thereof, remains outstanding and unexpired, should there occur a reorganization, merger, or consolidation; or should there occur a sale or transfer of the Company's assets or properties substantially in entirety as part of a reorganization, merger or consolidation, then lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of the Warrant, or any unexpired exercisable portion thereof, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, consolidation, merger, sale or transfer that the Holder would have been entitled to if the Warrant, or portions thereof, had been exercised immediately prior to the event. The foregoing shall apply similarly to any successive reorganizations, consolidations, mergers, sales or transfers that may occur while the Warrant, or any portion thereof, remains exercisable.

     7. Reservation of Stock Underlying the Warrant. At all times until the expiration of the Warrant, the Company will authorize, reserve, and keep available, solely for issuance and delivery upon the exercise of the Warrant, the shares of Common Stock of the Company that shall be receivable upon exercise of the Warrant.

     8. Underlying Stock to be Fully Paid and Non-Assessable. The Company covenants that the shares of Common Stock issuable upon exercise of the Warrant shall be duly and validly issued, fully paid, non-assessable, and free of any liens, charges, and all taxes with respect to the issue thereof.

     9. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or other method or venue, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but shall at all times, in good faith, take all such actions as may be necessary or appropriate in order to protect the rights of the Holder thereunder against impairment.

     10. Independent Tax Advice. The Holder agrees that the Holder has or will obtain the advice of independent tax counsel regarding the federal and state income tax consequences of the receipt and exercise of this Warrant and of the disposition of Common Stock acquired upon exercise hereof, including advice regarding the imposition of the alternative minimum tax on tax preferences generated by exercise of warrants and regarding any potential holding period requirements for preferential tax treatment. THE HOLDER ACKNOWLEDGES THAT HE OR SHE HAS NOT RELIED AND WILL NOT RELY UPON ANY ADVICE OR REPRESENTATIONS BY THE COMPANY OR BY ITS EMPLOYEES OR REPRESENTATIVES WITH RESPECT TO THE TAX TREATMENT OF THIS WARRANT OR ANY SHARES ISSUED PURSUANT HERETO.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and by its Secretary.

     Dated: ___________, 2005

                              SEMOTUS SOLUTIONS, INC.
Attest:


__________________________    By _______________________________________
Tali Durant, Secretary           Anthony N. LaPine, President

                          FORM OF ELECTION TO PURCHASE

             (To be executed by the Holder if he desires to exercise
              Warrants evidenced by the within Warrant Certificate)

To Semotus Solutions, Inc.:

     The undersigned hereby irrevocably elects to exercise ____________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ________________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $____________ and any applicable taxes.

     The undersigned requests that certificates for such shares be issued in the name of:

                                            PLEASE INSERT SOCIAL SECURITY OR
                                               TAX IDENTIFICATION NUMBER


-------------------------------             --------------------------------
(Please print name and address)

-------------------------------             --------------------------------

-------------------------------             --------------------------------

     If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

                    ----------------------------------------
                    ----------------------------------------
                    ----------------------------------------
                         (Please print name and address)


Dated: ____________________         Signature: _________________________________

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:  __________________________________________

 SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE
    FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK
          EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.

                           FORM OF ELECTION TO CONVERT

             (To be executed by the Holder if he desires to exercise
              Warrants evidenced by the within Warrant Certificate)

TO:  Semotus Solutions, Inc.

     Pursuant to Section 3(b) of the Warrant, he undersigned hereby irrevocably elects to convert ____________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ________________ full shares of Common Stock issuable upon conversion of said Warrants. A conversion calculation is attached hereto.

     The undersigned requests that certificates for such shares be issued in the name of:

                                                PLEASE INSERT SOCIAL SECURITY OR
                                                   TAX IDENTIFICATION NUMBER

-------------------------------                 --------------------------------
(Please print name and address)

-------------------------------                 --------------------------------

     If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so converted be issued in the name of and delivered to:

                         _______________________________________________________
                         _______________________________________________________
                         (Please print name and address)

Dated: ____________________         Signature: _________________________________

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:  __________________________________________

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.

                        CALCULATION OF WARRANT CONVERSION
                        ---------------------------------

     X =                 Y(A-B)
                         ------
                           A

     Where:   X =   the number of Shares and/or Warrants to be issued to the
     -----          Holder;

              Y = the number of Shares and/or Warrants to be converted under this Warrant;

              A =   the Current Market Price of one share of Common Stock; and

              B =   the Share Exercise Price.

Fractional Converted Shares    =  ___________________________(1)


(1)  [Company] to pay for fractional Shares in cash @ $ _____________ per Share.